UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 4, 2007
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

East West Bancorp, Inc., today announced that John Kooken, a director, passed away on Monday, April 30. The Board of Directors of East West Bank, the management and the staff of East West Bank would like to express their condolences to his family.

Mr. Kooken joined the Board of Directors of East West Bank in 2002. As Chairman of the Audit Committee and a member of the Risk Oversight Committee, Mr. Kooken upheld the highest standards in corporate governance and closely guarded the safety and soundness of the bank. His long and successful banking career with Security Pacific Corp., which spanned over three decades, and his outstanding reputation in professional and community circles, raised the profile of East West Bank and helped us grow into the second largest bank based in Southern California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2007

EAST WEST BANCORP, INC.
By:	/s/ Julia Gouw
Julia Gouw Executive Vice President and Chief Financial Officer